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                                                                    Exhibit 5.01
                                                        (Includes Exhibit 23.01)

February 29, 1996


Securities and Exchange Commission
Division of Corporation Finance
450 5th Street, N.W.
Washington, D.C.  20549

Re:       Electronic Arts Inc. ("EA")
          Registration Statement on Form S-8
          ----------------------------------

Ladies/Gentlemen:

I am an attorney licensed to practice law in the states of California and New York and I am Vice President, General Counsel and Secretary of EA. I have examined EA's Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by EA on or about March 1, 1996 in connection with the registration under the Securities Act of 1933, as amended, of a total 2,175 shares of Common Stock of Electronic Arts Inc., $0.01 par value per share ("Common Stock"), 2,082 shares of which (the "OPTION SHARES") may be sold by EA upon the exercise of outstanding options held by certain employees pursuant to the Manley & Associates, Inc. 1994 Combined Incentive and Nonqualified Stock Option Plan (the "PLAN"), and 93 shares of which are the subject of a resale prospectus on Form S-3 (the "RE-SALE SHARES").

As General Counsel for EA, I have examined the proceedings taken by EA in connection with the Plan and the shares being registered hereby.

It is my opinion that the Option Shares that may be issued and sold by EA pursuant to the Plan, and the Re-Sale Shares that may be re-sold by the individual holders thereof, when issued, sold and re-sold in the manner referred to in the Prospectus, Registration Statement and the Plan, as applicable, will be legally issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to this opinion, if any, in the Registration Statement and amendments thereto.

Very truly yours,
ELECTRONIC ARTS INC.


Ruth A. Kennedy
Vice President, General Counsel and Secretary